Exhibit 10.3

Stock Transaction Agreement

This agreement is signed at March 5,2005 in Harbin, People’s Republic of China (“PRC”)

The seller: Xiqun Yu ( Party A)
Nationality: PRC
Legal Address: No.42, Jiankang Road, Dongli Distric, Harbin City, People’s Republic of China
IC No.:23010719670523123x

The seller:Yuzhong Wu (Party B)
Nationality: PRC
Legal Address:No.37, Shengping Street, Daowai District, Harbin City, People’s Republic of China
IC No.: 230104650317331

The Seller: Yanzhi Liu (Party C)
Nationality: PRC
Legal Address:No.91,Jiankang Road, Dongli District, Harbin City, People’s Republic of China
IC No.:230107670602101

The Buyer: China Education Alliance, Inc. (Party D)
Legal Address: 21311 W. Catawba Avenue Cornelius, NC28021
Legal representative: Xiqun Yu

1.	Party A, Party B, Party C, they hold 100% shares of Harbin Zhonghelida Educational Teconology Co.,Ltd and they have civil right capability of PRC.
2.	Party D is a company registered in North Carolina of USA and continues in effect.
3.
Harbin Zhonghelida Educational Technology Co.,Ltd also continues in effect according to Chinese Law. Party A holds 70% shares of Harbin Zhonghelida Educational Techonology Co., Ltd, Party B holds 25% shares and Party C hold 5% shares.

Party A, Party B, Party C and Party D reached to the agreements after friendly negotiation.

Clause 1: Definition

The words and phases are defined in this agreement as following unless other stipulated in this agreement or regulations, documents, orders and notice having legal effect as well as the regulations not included in Chinese Law.

1.1
Stockholder right: Chinese Law endows the Sellers with the stockholder rights includes but not restricted to invest in the companyôenjoy benefits from assets, have the right to make important decision and choose decision makers.

1.2
The rights and interests, opinions and all rights under law related to stockholder rights: The sellers have any rights and interests besides the stockholder right according to law because of their stockholder qualification.

Clause 2: Transfer stockholder right

2.1
Party A , Party B and Party C agrees to transfer all the stockholder right and relative rights and responsibilities of Harbin Zhonghelida Educational Technology Co., Ltd to Party D according to this agreement

2.2
Party D is the legal stockholder of Harbin Zhonghelida Educational Technology Co., Ltd according to this agreement which takes effect from the date of regulated in the agreement. Party D has the stockholder right, the rights and interests, opinions, and all other rights under law related to stockholders. Party A, Party B and Party C will not have any rights related to stockholder right and also will not undertake any responsibilities for the transaction of the stockholder right of Harbin Zhonghelida Educational Technology Co., Ltd. Party A , Party B and Party C has the obligation to help Party D in the process of alteration registration and other necessary legal procedures.

Clause 3: Exchange rate and payment method in the transaction

3.1
Party A transfers 70% ( RMB350,000.00 exchange to USD 42,300.00 at the exchange rate of 1:8.28 according to Heilongjiang Province 2005B13 audit report) registered capital of Harbin Zhonghelida Educational Technology Co., Ltd to Party D; Party B transfers 25% ( RMB125,000.00 exchange to USD15,100.00 at the exchange rate of 1:8.28 according to Heilongjiang Province 2005B13 audit report) registered capital of Harin Zhonghelida Educational Technology Co., Ltd to Party D; Party C transfers 5% ( RMB25,000.00 exchange to USD 3,000.00 at the exchange rate of 1:8.28 according to Heilongjiang Province 2005B13 audit report) registered capital of Harbin Zhonghelida Educational Technology Co., Ltd to Party D.

3.2
Party D should obtain the approval from relative government department for this transaction. Harbin Zhonghelida Educational Technology Co., Ltd will make payment to Party A, Party B and Party C within three months after the company received the foreign invested company license from Business Management Deparment.

Clause 4: Expenditure and taxation

4.1	Party A , Party B and Party C should fulfill all kinds of registration work for performing the this agreement and the expenditure occurred should be paid by Party A , Party B and Party C.

4.2
The taxation to perform this agreement will be undertaken by each party according to the current taxation regulation. As to the taxation not stipulated by the current taxation regulation will be undertaken by sellers and buyer evenly.

Clause 5: Agreement become effective

This agreement signed and chopped by each party which goes into effect at the date after the approval from authority department.

Clause 6: Termination condition

6.1	Party A , Party BôParty C and Party D has the right to terminate this agreement unilaterally if any thing happened under the following:

A.	Chinese government does not approve Party D to purchase the stockholder right of Harbin Zhonghelida Educational Technology Co., Ltd held by Party A , Party B and Party C.
B.	Chinese government does not approve Harbin Zhonghelida Educational Technology Co., Ltd to convert to foreign solely invested company.

6.2
If the situations happened on the above 6.1, Party A , Party B and Party C has the right to terminate this agreement and no need to compensate Party D unless Party D made extra expenditure according to the unreasonable instruction from Party A , Party B and Party C. If Party D asks for the compensation from Party A , Party B and Party C he should provides the prove for those expenditure and the compensation is within this amount only.

6.3	Party A , Party B and Party C decide to terminate the agreement under the condition of 6.1 should issue an written notice to Party D.

Clause 7: Assertion, Assurance and Undertakings

7.1	Party A , Party B and Party C makes the assertion and assurance to Party D.

A.	Have the right to sign and perform this agreement;
B.	Have the right to transfer Harbin Zhonghelida Educational Technology Co., Ltd which will not violate Chinese Law.

7.2	Party C makes the assertion and undertakings to Party A , Party B and Party C.

A.	Incorporated according to North Carolina of USA and continues in effect;
B.
Have the right and capability to make and perform the responsibilities belongs to Party D under this agreement. Party D will perform his obligations under this agreement when the agreement goes into effect.

C.	Have the right and authority to sign and perform the obligations under this agreement.
D.	The representative is to sign on this agreement being authorized according to effective authorization letter and decision made by Board of Director.

Clause 8: Breach Liability

Both party should obey their assertion, assurance and undertakings under this agreement and assures one party will not make a loss because of other party violate this agreement. If one party makes a loss (financial loss and expenditure) because of other party’s conduct, the other party should take the responsibility and compensate in full amount.

Clause 9: Dispute settlement

Dispute occurred because of performing this agreement or related to this agreement, two parties should solve the dispute through friendly negotiation. If they can not solve it through negotiation, any party has the right to submit the dispute to court with jurisdiction.

Clause 10: Apply law

This agreement and its explanation applies PRC Law.

Clause 11: Others

11.1
All the notices or communication under this agreement must be in the form of written format and (a) to submit by using person specially assigned for this task, or (b) to transmit in the form of fax, telegraph or telex, or (c) to mail through post office or express (postage in advance) to the legal address of other party deemed as effective notice.

Any party has right to change the mailing address and must notify the other party in written format.

11.2	One party does not have the right to transfer the rights and obligations under this agreement to third party without the other party’s written permission.

11.3	Any amendment to this agreement needs the agreement of both party and goes into effect after signed written paper.

11.4
Other matters concerned should sign supplement agreement by two parties after negotiation. This supplement has the same legal effect with this agreement and goes into effect at the date of approved by the authority.

11.5	This agreement is written in Chinese, six copy in uniformity, every party holds one copy and the others submit to the authority department which has the same legal effect.

Party A: Xiqun Yu
Signature:

Party B: Yuzhong Wu
Signature:

Party C: Yanzhi Liu
Signature:

Party D: China Education Alliance, Inc.
Singature: